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                                                                   EXHIBIT 23.4
                                                                   ------------

                         DONALDSON, LUFKIN & JENRETTE
             Donaldson, Lufkin & Jenrette Securities Corporation
            140 Broadway, New York, NY 10005-1285 * (212) 504-3000


        CONSENT OF DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION


        We hererby consent to (i) the inclusion of our opinion letter, dated September 9, 1995, to the Board of Directors of The Duriron Company, Inc. (the "Company") as Annex B to the Proxy Statement/Prospectus of the Company relating to the merger of a subsidiary of the Company with Durametallic Corporation, and
(ii) all references to Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") in the sections captioned "SUMMARY - Opinion of Financial Advisors", "BACKGROUND AND REASONS FOR THE MERGER - Background of the Merger and Opinions of Financial Advisors", and "TERMS OF THE MERGER - Conditions to the Merger" of the Proxy Statement/Prospectus of the Company which forms a part of this Registration Statement on Form S-4. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit and we disclaim that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.


                                        DONALDSON, LUFKIN & JENRETTE
                                           SECURITIES CORPORATION



                                        By:  Jonathan Heine
                                            --------------------------------
                                             Jonathan Heine
                                             Senior Vice President



New York, New York
September 8, 1995